SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 12, 1997
                        Commission File Number: 0-14096


                      FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                          87-0422812
     (State or other jurisdiction of        (IRS Employer
     incorporation or organization)       Identification No.)


      12596 W. BAYAUD AVENUE
     SUITE 300, LAKEWOOD, COLORADO               80228
(Address of Principal Executive Offices)       (Zip Code)

   Registrant's Telephone Number, including Area Code: (303) 988-3122

                             N/A
   (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS
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     Foreland Corporation ("Foreland" or the "Company") announced on May 12,
1997, that the Ghost Ranch #47-35 well has tested at a rate of 182 barrels of oil and 242 barrels of water per day during a 24-hour flow test. This well is the third producing well drilled by the Company at the Ghost Ranch field, which was discovered by Foreland in 1996. Management of the Company believes that it has validated the use of 3D seismic in Nevada to successfully locate both exploratory and development wells. The Ghost Ranch #47-35 well extends the field north of Foreland's original discovery well. Foreland is currently attempting to increase the oil production and increase water production from this well.

     As a result of the successful use of 3D seismic in the Ghost Ranch field, the Company is beginning an aggressive, multi-year 3D seismic program on its Nevada properties, with the next survey planned for its Pine Creek well in Pine Valley and followed by the Company's North Willow Creek and Hay Ranch properties in Nevada.

     Foreland has a 60% working interest in the Ghost Ranch field and is the operator. Plains Petroleum Operating Co., a wholly-owned subsidiary of Barrett Resources, has the remaining 40% working interest. The Ghost Ranch field is located in Nye County, Nevada.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 1997

                                   FORELAND CORPORATION



                                    By /s/ Kenneth Ransom, Vice President